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                                                                 EXECUTION COPY
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                      JOHNSTOWN AMERICA INDUSTRIES, INC.

           11-3/4% Series B Senior Subordinated Notes Due 2005


                              ___________________


                                  INDENTURE


                          Dated as of August 11, 1997


                              _____________________



                              THE BANK OF NEW YORK,

                                     Trustee



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

                                TABLE OF CONTENTS

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                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.   Definitions. . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.02.   Other Definitions. . . . . . . . . . . . . . . . . . . . .  25
SECTION 1.03.   Incorporation by Reference of Trust Indenture Act. . . . .  26
SECTION 1.04.   Rules of Construction. . . . . . . . . . . . . . . . . . .  26


                                  ARTICLE II

                                THE SECURITIES

SECTION 2.01.   Form and Dating. . . . . . . . . . . . . . . . . . . . . .  27
SECTION 2.02.   Execution and Authentication . . . . . . . . . . . . . . .  29
SECTION 2.03.   Registrar and Paying Agent . . . . . . . . . . . . . . . .  30
SECTION 2.04.   Paying Agent To Hold Money in Trust  . . . . . . . . . . .  31
SECTION 2.05.   Securityholder Lists . . . . . . . . . . . . . . . . . . .  31
SECTION 2.06.   Transfer and Exchange. . . . . . . . . . . . . . . . . . .  32
SECTION 2.07.   Replacement Securities . . . . . . . . . . . . . . . . . .  33
SECTION 2.08.   Outstanding Securities . . . . . . . . . . . . . . . . . .  33
SECTION 2.09.   Temporary Securities . . . . . . . . . . . . . . . . . . .  34
SECTION 2.10.   Cancelation. . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 2.11.   Defaulted Interest . . . . . . . . . . . . . . . . . . . .  34
SECTION 2.12.   CUSIP Numbers. . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 2.13.   Book-Entry Provisions for U.S. Global Security . . . . . . .  35
SECTION 2.14.   Special Transfer Provisions. . . . . . . . . . . . . . . .  37

                                  ARTICLE III

                                  REDEMPTION

SECTION 3.01.   Notices to Trustee . . . . . . . . . . . . . . . . . . . .  43
SECTION 3.02.   Selection of Securities To Be Redeemed . . . . . . . . . .  43
SECTION 3.03.   Notice of Redemption . . . . . . . . . . . . . . . . . . .  43
SECTION 3.04.   Effect of Notice of Redemption . . . . . . . . . . . . . .  44
SECTION 3.05.   Deposit of Redemption Price. . . . . . . . . . . . . . . .  44

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                                                                 Contents, p. 2


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SECTION 3.06.   Securities Redeemed in Part. . . . . . . . . . . . . . . .  45
SECTION 3.07.   Optional Redemption. . . . . . . . . . . . . . . . . . . .  45


                                  ARTICLE IV

                                  COVENANTS

SECTION 4.01.   Payment of Securities. . . . . . . . . . . . . . . . . . .  46
SECTION 4.02.   SEC Reports. . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 4.03.   Limitation on Indebtedness . . . . . . . . . . . . . . . .  47
SECTION 4.04.   Limitation on Restricted Payments. . . . . . . . . . . . .  50
SECTION 4.05.   Limitation on Restrictions on Distributions from
                  Subsidiaries . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 4.06.   Limitation on Sales of Assets and Subsidiary Stock . . . .  54
SECTION 4.07.   Limitation on Transactions with Affiliates . . . . . . . .  58
SECTION 4.08.   Change of Control. . . . . . . . . . . . . . . . . . . . .  59
SECTION 4.09.   Compliance Certificate . . . . . . . . . . . . . . . . . .  60
SECTION 4.10.   Further Instruments and Acts . . . . . . . . . . . . . . .  61
SECTION 4.11.   Limitation on the Sale or Issuance of Capital Stock of
                  Restricted Subsidiaries. . . . . . . . . . . . . . . . .  61
SECTION 4.12.   Limitation on Liens. . . . . . . . . . . . . . . . . . . .  61
SECTION 4.13.   Limitation on Sale/Leaseback Transactions. . . . . . . . .  61
SECTION 4.14.   Limitation on Lines of Business. . . . . . . . . . . . . .  62
SECTION 4.15.   Future Guarantor Subsidiaries. . . . . . . . . . . . . . .  62


                                   ARTICLE V

                              SUCCESSOR COMPANY

SECTION 5.01.   When Company May Merge or Transfer Assets. . . . . . . . . .  62


                                  ARTICLE VI

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                                                                 Contents, p. 3


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                           DEFAULTS AND REMEDIES

SECTION 6.01.   Events of Default. . . . . . . . . . . . . . . . . . . . .  63
SECTION 6.02.   Acceleration . . . . . . . . . . . . . . . . . . . . . . .  66
SECTION 6.03.   Other Remedies . . . . . . . . . . . . . . . . . . . . . .  66
SECTION 6.04.   Waiver of Past Defaults. . . . . . . . . . . . . . . . . .  67
SECTION 6.05.   Control by Majority. . . . . . . . . . . . . . . . . . . .  67
SECTION 6.06.   Limitation on Suits. . . . . . . . . . . . . . . . . . . .  67
SECTION 6.07.   Rights of Holders to Receive Payment . . . . . . . . . . .  68
SECTION 6.08.   Collection Suit by Trustee . . . . . . . . . . . . . . . .  68
SECTION 6.09.   Trustee May File Proofs of Claim . . . . . . . . . . . . .  68
SECTION 6.10.   Priorities . . . . . . . . . . . . . . . . . . . . . . . .  68
SECTION 6.11.   Undertaking for Costs. . . . . . . . . . . . . . . . . . .  69
SECTION 6.12.   Waiver of Stay or Extension Laws . . . . . . . . . . . . .  69


                                  ARTICLE VII

                                    TRUSTEE

SECTION 7.01.   Duties of Trustee. . . . . . . . . . . . . . . . . . . . .  70
SECTION 7.02.   Rights of Trustee. . . . . . . . . . . . . . . . . . . . .  71
SECTION 7.03.   Individual Rights of Trustee . . . . . . . . . . . . . . .  72
SECTION 7.04.   Trustee's Disclaimer . . . . . . . . . . . . . . . . . . .  72
SECTION 7.05.   Notice of Defaults . . . . . . . . . . . . . . . . . . . .  72
SECTION 7.06.   Reports by Trustee to Holders                               72
SECTION 7.07.   Compensation and Indemnity . . . . . . . . . . . . . . . .  72
SECTION 7.08.   Replacement of Trustee . . . . . . . . . . . . . . . . . .  73
SECTION 7.09.   Successor Trustee by Merger. . . . . . . . . . . . . . . .  74
SECTION 7.10.   Eligibility; Disqualification. . . . . . . . . . . . . . .  75
SECTION 7.11.   Preferential Collection of Claims Against Company. . . . .  75


                                 ARTICLE VIII

                    DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.   Discharge of Liability on Securities; Defeasance . . . . .  75
SECTION 8.02.   Conditions to Defeasance . . . . . . . . . . . . . . . . .  76

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                                                                 Contents, p. 4


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SECTION 8.03.   Application of Trust Money . . . . . . . . . . . . . . . .  78
SECTION 8.04.   Repayment to Company . . . . . . . . . . . . . . . . . . .  78
SECTION 8.05.   Indemnity for Government Obligations . . . . . . . . . . .  78
SECTION 8.06.   Reinstatement. . . . . . . . . . . . . . . . . . . . . . .  78
SECTION 8.07.   Concurrent Defeasance of Securities and Original
                  Securities . . . . . . . . . . . . . . . . . . . . . . .  79


                                  ARTICLE IX

                                  AMENDMENTS

SECTION 9.01.   Without Consent of Holders . . . . . . . . . . . . . . . .  79
SECTION 9.02.   With Consent of Holders. . . . . . . . . . . . . . . . . .  80
SECTION 9.03.   Compliance with Trust Indenture Act. . . . . . . . . . . .  82
SECTION 9.04.   Revocation and Effect of Consents and Waivers. . . . . . .  82
SECTION 9.05.   Notation on or Exchange of Securities. . . . . . . . . . .  82
SECTION 9.06.   Trustee To Sign Amendments . . . . . . . . . . . . . . . .  82
SECTION 9.07.   Payment for Consent. . . . . . . . . . . . . . . . . . . .  83


                                   ARTICLE X

                                 SUBORDINATION

SECTION 10.01.   Agreement To Subordinate . . . . . . . . . . . . . . . . .  83
SECTION 10.02.   Liquidation, Dissolution, Bankruptcy . . . . . . . . . . .  84
SECTION 10.03.   Default on Senior Indebtedness . . . . . . . . . . . . . .  84
SECTION 10.04.   Acceleration of Payment of Securities. . . . . . . . . . .  84
SECTION 10.05.   When Payment or Distribution Must Be Paid Over . . . . . .  86
SECTION 10.06.   Subrogation. . . . . . . . . . . . . . . . . . . . . . . .  86
SECTION 10.07.   Relative Rights. . . . . . . . . . . . . . . . . . . . . .  86
SECTION 10.08.   Subordination May Not Be Impaired by Company or any
                   Guarantor Subsidiary . . . . . . . . . . . . . . . . . .  86

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                                                                 Contents, p. 5


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SECTION 10.09.   Rights of Trustee and Paying Agent . . . . . . . . . . . .  87
SECTION 10.10.   Distribution or Notice to Representative . . . . . . . . .  87
SECTION 10.11.   Article X Not To Prevent Events of Default or Limit Right
                   To Accelerate. . . . . . . . . . . . . . . . . . . . . .  87
SECTION 10.12.   Trust Moneys Not Subordinated. . . . . . . . . . . . . . .  88
SECTION 10.13.   Trustee Entitled To Rely . . . . . . . . . . . . . . . . .  88
SECTION 10.14.   Trustee To Effectuate Subordination. . . . . . . . . . . .  88
SECTION 10.15.   Trustee Not Fiduciary for Holders of Senior Indebtedness .  89
SECTION 10.16.   Reliance by Holders of Senior Indebtedness on
                   Subordination Provisions . . . . . . . . . . . . . . . .  89


                                   ARTICLE XI

                             SUBSIDIARY GUARANTEES

SECTION 11.01.   Subsidiary Guarantees. . . . . . . . . . . . . . . . . . .  89
SECTION 11.02.   Limitation on Liability. . . . . . . . . . . . . . . . . .  92
SECTION 11.03.   Successors and Assigns . . . . . . . . . . . . . . . . . .  92
SECTION 11.04.   No Waiver. . . . . . . . . . . . . . . . . . . . . . . . .  92
SECTION 11.05.   Modification . . . . . . . . . . . . . . . . . . . . . . .  93
SECTION 11.06.   Execution of Supplemental Indenture for Future Guarantor
                   Subsidiaries . . . . . . . . . . . . . . . . . . . . . .  93


                                  ARTICLE XII

                                 MISCELLANEOUS

SECTION 12.01.   Trust Indenture Act Controls . . . . . . . . . . . . . . .  93
SECTION 12.02.   Notices. . . . . . . . . . . . . . . . . . . . . . . . . .  94
SECTION 12.03.   Communication by Holders with Other Holders. . . . . . . .  94
SECTION 12.04.   Certificate and Opinion as to  Conditions Precedent. . . .  94
SECTION 12.05.   Statements Required in Certificate or Opinion. . . . . . .  95

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                                                                 Contents, p. 6


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SECTION 12.06.   When Securities Disregarded. . . . . . . . . . . . . . . .  95
SECTION 12.07.   Rules by Trustee, Paying Agent and Registrar . . . . . . .  96
SECTION 12.08.   Legal Holidays . . . . . . . . . . . . . . . . . . . . . .  96
SECTION 12.09.   Governing Law. . . . . . . . . . . . . . . . . . . . . . .  96
SECTION 12.10.   No Recourse Against Others . . . . . . . . . . . . . . . .  96
SECTION 12.11.   Successors . . . . . . . . . . . . . . . . . . . . . . . .  96
SECTION 12.12.   Multiple Originals . . . . . . . . . . . . . . . . . . . .  96
SECTION 12.13.   Table of Contents; Headings. . . . . . . . . . . . . . . .  96


Exhibit A - Form of Face of Initial Security
Exhibit B - Form of Face of Exchange Security
Exhibit C - Form of Transferee Letter of Representation
Exhibit D - Form of Supplemental Indenture
Exhibit E - Form of Certificate to be delivered upon Termination of
              Restricted Period
Exhibit F - Form of Certificate to be Delivered in Connection with Transfers
              Pursuant to Rule 144A
Exhibit G - Form of Certificate to be Delivered in Connection with Transfers pursuant to Regulation S

         INDENTURE dated as of August 11, 1997, among JOHNSTOWN AMERICA INDUSTRIES, INC., a Delaware corporation (the "Company"); JOHNSTOWN AMERICA CORPORATION, a Delaware corporation, BOSTROM SEATING, INC., a Delaware corporation, BOSTROM HOLDINGS, INC., a Delaware corporation, FREIGHT CAR SERVICES, INC., a Delaware corporation, JAC PATENT CORPORATION, a Delaware corporation, TRUCK COMPONENTS, INC., a Delaware corporation, GUNITE CORPORATION, a Delaware corporation, BRILLION IRON WORKS, INC., a Delaware corporation, FABCO AUTOMOTIVE CORPORATION, a Delaware corporation, JAII MANAGEMENT COMPANY, a Delaware corporation (each, a "Guarantor Subsidiary" and collectively, the "Guarantor Subsidiaries"); and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 11 3/4% Series B Senior Subordinated Notes Due 2005 (the "Initial Securities") and, when and if issued pursuant to a registered exchange for Initial Securities, the Company's 11 3/4% Series C Senior Subordinated Notes due 2005 (the "Exchange Securities"):

                                   ARTICLE I

                 DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01.  DEFINITIONS.

     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business, (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; PROVIDED, HOWEVER, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

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                                                                             2

    "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) a disposition of inventory in the ordinary course of business and (iii) for purposes of Section 4.06 only, a disposition subject to Section 4.04.

     "Attributable Debt" in respect of a Sale/ Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Bank Indebtedness" means any and all amounts payable under or in respect of the Senior Bank Facilities and the other Senior Bank Documents, as amended, refinanced or replaced from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for postfiling interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

     "Board of Directors" means the Board of Directors of the Company or, unless the context indicates otherwise, any committee thereof duly authorized to act on behalf of such Board.

     "Borrowing Base" means, as of any date, an amount equal to the sum of
(i) 60% of the aggregate book value of inventory (adjusted to include any LIFO reserves) and (ii) 85% of the aggregate book value of all accounts receivable (net of bad debt reserves) of the Company and its Restricted Subsidiaries on a Consolidated basis, as determined in accordance with GAAP consistently applied. To the extent that information is not available as to the amount of inventory or accounts receivable as of a specified date, the Company shall use the most recent available information for purposes of calculating the Borrowing Base.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Change of Control" means the occurrence of any of the following events:

          (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the Voting Stock of the Company; PROVIDED that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange
     Act), directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; or

          (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the Consolidated Interest Expense associated with any such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (giving effect to any Interest Rate Agreement applicable to such Indebtedness for a period (not in excess of 12 months) corresponding to the remaining term of such Interest Rate Agreement as of the date of determination).

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, (i) interest expense attributable to capital leases, (ii) amortization of debt discount,
(iii) capitalized interest, (iv) noncash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging

Obligations (including amortization of fees), (vii) the product of (a) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries of the Company and Disqualified Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined Federal, state and local statutory tax rate of the Company, expressed as a decimal, in each case determined on a consolidated basis in accordance with GAAP, (viii) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness incurred by such plan or trust.

     "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Consolidated Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income:

          (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income;

          (ii) any net income (loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (iii) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (iv) any gain (but not loss) realized upon the sale or other disposition of any property, plant, equipment or other asset of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (v)  any extraordinary gain or loss; and

          (vi) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section pursuant to clause (a)(3)(D) thereof.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and the Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

     "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; PROVIDED, HOWEVER, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Definitive Securities" means Securities that are in the form of Exhibit A or Exhibit B attached hereto that do not include the information called for by footnote 1 thereof.

     "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Securities, until a successor shall have been appointed and becomes such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

     "Designated Senior Indebtedness" means (i) the Bank Indebtedness and
(ii) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof, are committed to lend up to, at least $10 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Securities.

     "EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) all income tax expense of the Company, (ii) Consolidated Interest Expense, (iii) depreciation expense and (iv) amortization expense, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated as of the Issue Date by and among the Initial Purchaser, the Company and the Guarantor Subsidiaries, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

     "Exchange Offer" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

     "Exchange Offer Registration Statement" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

     "Foreign Subsidiary" shall mean a Subsidiary organized under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia; PROVIDED that no Foreign Subsidiary shall be formed by the Company or any of its Subsidiaries unless such Foreign Subsidiary meets the qualifications of and is designated as an Unrestricted Subsidiary hereunder.

     "Global Security" means a Security that is in the form of Exhibit A or Exhibit B hereto that includes the information called for by footnote 1 thereof.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Original Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

     "Guarantor Subsidiary" means any Subsidiary that has issued a Subsidiary Guarantee.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence", when used as a noun shall have a correlative meaning.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (i) the principal of and premium (if any) in respect of Indebtedness of such Person for borrowed money,

          (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

          (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto),

          (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services,

          (v) all Capitalized Lease Obligations of such Person and all Attributable Debt of such Person,

          (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of the Company, any Preferred Stock (but excluding, in each case, any accrued dividends),

          (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED, HOWEVER, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons,

          (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person; and

          (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Initial Purchaser" means Chase Securities Inc.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 4.04, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Issue Date" means the date on which the Securities are originally issued.

     "Leasing Subsidiary" means JAIX Leasing Company, a Delaware corporation.

     "Leasing Support Agreement" means the Support and Guarantee Agreement dated May 12, 1995 between the Company and The First National Bank of Chicago, as Agent, or any other agreement containing substantially the same terms as such agreement, in either case as amended, modified or replaced from time to time; PROVIDED that the terms of such agreement, as amended, modified or replaced, are no less favorable to the Company than the terms of the Leasing Support Agreement as in effect on the Original Issue Date; PROVIDED FURTHER that the amount of the Company's obligations thereunder, including any amounts paid or Investments made thereunder on or subsequent to the Original Issue Date, may not exceed $4 million.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respects to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Officer" means the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Original Indenture" means the Indenture dated August 23, 1995, among the Company, the Guarantor Subsidiaries and The Bank of New York, as trustee.

     "Original Issue Date" means August 23, 1995.

     "Original Securities" means the Company's 11 3/4% Senior Subordinated Notes due 2005 issued under the Original Indenture.

     "Permitted Holders" means members, as of the Original Issue Date, of executive management of the Company and their respective Affiliates.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is a Related Business;
(iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;
(viii) the Leasing Subsidiary; PROVIDED that (except as permitted by clause
(ix)) the aggregate amount of Investments in the Leasing Subsidiary shall not exceed $3,500,000 in any 12 month period; (ix) the Leasing Subsidiary pursuant to the Leasing Support Agreement; and (x) Capital Stock of a joint venture or similar entity engaged primarily in a Related Business; PROVIDED that such Investments shall not exceed $10 million at any time.

     "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for property taxes not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith and by appropriate proceedings;
(d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; PROVIDED, HOWEVER, that such letters of credit do not constitute Indebtedness; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; PROVIDED, HOWEVER, that (i) such Liens only cover such property and do not extend to any other property owned by such Person or any of its Subsidiaries, (ii) the Indebtedness secured by such Liens is not Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to such Liens, (iii) the Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture, (iv) the principal amount of any Indebtedness secured by any such Lien does not exceed the cost of assets or property so acquired or constructed and (v) the amount of Indebtedness secured by any such Lien is not subsequently increased; (g) Liens to secure Indebtedness permitted under Sections 4.03(b)(i), (ii) or (x) or Refinancing Indebtedness in respect thereof; (h) Liens existing on the date of the Indenture; (i) Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; PROVIDED, HOWEVER, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; PROVIDED FURTHER, HOWEVER, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries; (j) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; PROVIDED, HOWEVER, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; PROVIDED FURTHER, HOWEVER, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (k) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly owned Subsidiary of such Person; (l) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Original Indenture and the Indenture, secured by a Lien on the same property securing such Hedging Obligations; and (m) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f),
(h), (i) and (j); PROVIDED, HOWEVER, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (h), (i) or (j) at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement. Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (f), (i) or (j) above if such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 4.06.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

     "Private Placement Legend" means the legend set forth under such caption in the form of Initial Security in Exhibit A hereto.

     "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

     "Public Market" means any time after (x) a Public Equity Offering has been consummated and (y) at least 15% of the total issued and outstanding common stock of the

Company has been distributed by means of an effective registration statement under the Securities Act.

     "Purchase Agreement" means the Purchase Agreement dated August 6, 1997 among the Company, the Guarantor Subsidiaries and the Initial Purchaser.

     "Purchase Money Indebtedness" means Indebtedness (i) consisting of the deferred purchase price of property, conditional sale obligations, obligation under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (ii) incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements; PROVIDED, HOWEVER, that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; and PROVIDED FURTHER that such Indebtedness is Incurred within 180 days after such acquisition by the Company or Restricted Subsidiary of such asset.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the date of the Original Indenture or Incurred in compliance with the Original Indenture and this Indenture including Indebtedness that Refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed under the Indebtedness being Refinanced, plus any accrued interest thereon, any premium required to be paid thereon and the amount of reasonable and customary transaction expenses incurred in connection therewith; PROVIDED FURTHER, HOWEVER, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Registered Exchange Offer" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

     "Related Business" means any business related, ancillary or complementary to the businesses of the Company and the Restricted
Subsidiaries on the date of the Original Indenture.

     "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

     "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) or rights to acquire its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or of any Restricted Subsidiary held by any Person (other than the Company or a Wholly Owned Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment, other than a Permitted Investment, in any Unrestricted Subsidiary or any other Person other than a Wholly Owned Subsidiary or a Person that will become a Wholly Owned Subsidiary as a result of any such Investment.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Revolving Facility" means the revolving credit facility provided to the Company as a portion of the Senior Bank Facilities.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned
Subsidiaries.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

     "Securities" means the Securities issued under this Indenture.

     "Senior Bank Documents" means the collective reference to the Senior Bank Facilities, the notes (if any) issued pursuant thereto and the Guarantees thereof, the Security Documents and the other Loan Documents (each as defined in the Senior Bank Facilities and in effect on the Issue Date).

     "Senior Bank Facilities" means the senior secured credit facilities dated as of the Original Issue Date, as amended as of the Issue Date, among the Company, the financial institutions party thereto and The Chase Manhattan Bank, as agent for such financial institutions.

     "Senior Indebtedness" means all Indebtedness of the Company, including interest and fees thereon, and including all Bank Indebtedness, whether outstanding on the Issue Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Securities; PROVIDED, HOWEVER, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary (other than the Leasing Support Agreement), (2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities),
(4) any Indebtedness, Guarantee or obligation of the Company which is subordinate or junior to any other Indebtedness, Guarantee or other obligation of the Company, (5) any obligations in respect of Capital Stock, or (6) any Indebtedness Incurred in violation of this Indenture. If any Designated Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Designated Senior Indebtedness nevertheless will constitute Senior Indebtedness.
"Senior Indebtedness" of any Guarantor Subsidiary has a correlative meaning.

     "Senior Subordinated Indebtedness" means the Securities, the Original Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank PARI PASSU with the Securities and is not subordinated by its terms to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Original Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement to that effect.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or
(iii) one or more Subsidiaries of such Person.

     "Subsidiary Guarantee" means, individually, any Guarantee of payment of the Securities which may from time to time be executed and delivered by a Subsidiary of the Company pursuant to the terms of this Indenture, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed in this Indenture.

     "Tax Sharing Agreement" means the Tax Sharing Agreement dated as of May 12, 1995 by and among the Company and the Leasing Subsidiary or any other agreement containing substantially the same terms as such agreement.

     "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, bankers' acceptances, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Corporation, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Corporation or "A" by Moody's Investors Service, Inc.

     "Term Loan Facility" means the Tranche A Term Loan and the Tranche B Term Loan under the Senior Bank Facilities.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 9.03 hereof.

     "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

     "Trust Officer" means the Chairman of the Board, any vice chairman, the President, any vice president, any assistant vice president, the secretary, any assistant secretary, any treasurer, any assistant treasurer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above-mentioned officers and/or assigned by the Trustee to administer its corporate trust matters.

     "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below, (ii) any Subsidiary of an Unrestricted Subsidiary and (iii) the Leasing Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors, qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

     SECTION 1.02.  OTHER DEFINITIONS.


                                                           Defined in
                       Term                                  Section
                       ----                                -----------

    "Affiliate Transaction" . . . . . . . . . . . . . . . .    4.07
    "Agent Members" . . . . . . . . . . . . . . . . . . . .    2.13(a)
    "Bankruptcy Law". . . . . . . . . . . . . . . . . . . .    6.01
    "Blockage Notice" . . . . . . . . . . . . . . . . . . .   10.03
    "covenant defeasance option". . . . . . . . . . . . . .    8.01(b)
    "cross acceleration provision". . . . . . . . . . . . .    6.01
    "Custodian" . . . . . . . . . . . . . . . . . . . . . .    6.01
    "Event of Default". . . . . . . . . . . . . . . . . . .    6.01
    "IAI" . . . . . . . . . . . . . . . . . . . . . . . . .    2.01(b)
    "IAI Global Note" . . . . . . . . . . . . . . . . . . .    2.01(b)
    "judgment default provision". . . . . . . . . . . . . .    6.01
    "legal defeasance option" . . . . . . . . . . . . . . .    8.01(b)
    "Legal Holiday" . . . . . . . . . . . . . . . . . . . .   12.08
    "Offer" . . . . . . . . . . . . . . . . . . . . . . . .    4.06
    "Offer Amount". . . . . . . . . . . . . . . . . . . . .    4.06
    "Offer Period". . . . . . . . . . . . . . . . . . . . .    4.06
    "Offshore Securities Exchange Date" . . . . . . . . . .    2.01(c)
    "Permanant Offshore Physical Securities". . . . . . . .    2.01(c)
    "pay the Securities". . . . . . . . . . . . . . . . . .   10.03
    "Paying Agent". . . . . . . . . . . . . . . . . . . . .    2.03
    "Payment Blockage Period" . . . . . . . . . . . . . . .   10.03
    "Physical Securities" . . . . . . . . . . . . . . . . .    2.01(e)
    "Purchase Date" . . . . . . . . . . . . . . . . . . . .    4.06
    "QIB's" . . . . . . . . . . . . . . . . . . . . . . . .    2.01(b)
    "Rule 144A. . . . . . . . . . . . . . . . . . . . . . .    2.01(b)
    "Registrar" . . . . . . . . . . . . . . . . . . . . . .    2.03
    "Successor Company" . . . . . . . . . . . . . . . . . .    5.01
    "Temporary Offshore Physical Securities . . . . . . . .    2.01(c)
    "U.S. Global Security . . . . . . . . . . . . . . . . .    2.01(b)
    "U.S. Physical Securities . . . . . . . . . . . . . . .    2.01(b)-

         SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Securities.

         "indenture security holder" means a Securityholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

         SECTION 1.04. RULES OF CONSTRUCTION. Unless the context otherwise requires:

         (1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3) "or" is not exclusive;

         (4) "including" means including without limitation;

         (5) words in the singular include the plural and words in the plural include the singular;

         (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

         (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Incurrence of Indebtedness; and

         (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.


                               ARTICLE II

                             THE SECURITIES

         SECTION 2.01. FORM AND DATING. (a) The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article II. Any Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is incorporated in and expressly made a part of this Indenture, and as otherwise provided in this
Article II. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor Subsidiary is subject, if any, or usage (PROVIDED that any such notation, legend or endorsement is in a form acceptable to the Company).
Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and B are part of the terms of this Indenture. The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

         (b) The Initial Securities are being offered and sold by the Company pursuant to the Purchase Agreement. Initial Securities offered and sold to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act ("Rule 144A")) ("QIBs") in accordance with Rule 144A as provided in the Purchase Agreement, shall be issued on the Issue Date initially in the form of a permanent Global Security substantially in the form set forth in Exhibit A (the "QIB Global Security"). On the Issue Date, a similar Global security (the "IAI Global Security", and with the DIB Global Security each a "U.S. Global Security") will also be issued to accomodate transfers of Securities from QIBs to institutional "Accredited Investors" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("IAIs"). On the Issue Date, each U.S. Global Security will be deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated
by the Trustee as hereinafter provided.   The aggregate principal amount of
each U.S. Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. Transfers of Initial Securities from QIBs to IAIs, and from IAIs to QIBs, will be represented by appropriate increases and decreases to the respective amounts of the appropriate U.S. Global Securities, as more fully provided in Section 2.13.

         (c) Initial Securities offered and sold in reliance on Regulation S, if any, shall be issued initially in the form of temporary certificated Securities in registered form substantially in the form set forth in Exhibit A (the "Temporary Offshore Physical Securities"). The Temporary Offshore Physical Securities will be registered in the name of, and held by, a temporary certificate holder designated by the Initial Purchaser until the later of the completion of the distribution of the Initial Securities and the termination of the "restricted period" (as defined in Regulation S) with respect to the offer and sale of the Initial Securities (the "Offshore Securities Exchange Date"). The Company shall promptly notify the Trustee in writing of the occurrence of the Offshore Securities Exchange Date and, at any time following the Offshore Securities Exchange Date, upon receipt by the Trustee and the Company of a certificate substantially in the form set forth in Exhibit E, the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more permanent certificated Securities in registered form substantially in the form set forth in Exhibit A (the "Permanent Offshore Physical Securities") in exchange for the Temporary Offshore Physical Securities of like tenor and amount.

         (d) Initial Securities offered and sold other than as described in the preceding two paragraphs, if any, shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Securities").

         (e) The Temporary Offshore Physical Securities, Permanent Offshore Physical Securities and U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities".

         SECTION 2.02. EXECUTION AND AUTHENTICATION. One or more Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall authenticate and make available for delivery (1) Initial Securities for original issue in an aggregate principal amount of $80,000,000 and (2) Exchange Securities for issue only in a Registered Exchange Offer, pursuant to the Exchange and Registration Rights Agreement, for Initial Securities for a like principal amount of Initial Securities exchanged pursuant thereto, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $75,000,000 except as provided in Section 2.07.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the

Securities. Any such appointment shall be evidenced by an instrument signed by an authorized officer of the Trustee, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

         SECTION 2.03. REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

         The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

         The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities.

         The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; PROVIDED, HOWEVER, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

         SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

         Any money deposited with any Paying Agent, or then held by the Company or a Subsidiary in trust for the payment of principal or interest on any Security and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Company at its request, or, if then held by the Company or a Subsidiary, shall be discharged from such trust; and the Securityholders shall thereafter, as unsecured general creditors, look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company or such Subsidiary as trustee thereof, shall thereupon cease.

         SECTION 2.05. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably prac-ticable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

         SECTION 2.06. TRANSFER AND EXCHANGE. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of
Section 8-401(l) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

         Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any coregistrar shall be affected by notice to the contrary.

         Any Holder of a U.S. Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security(or its agent), and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

         All Securities issued upon any transfer or exchange pursuant to this
Section 2.06 will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

         SECTION 2.07. REPLACEMENT SECURITIES. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) satisfies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification,
(ii) makes such request to the Company or the Trustee prior to the Security being acquired by a bona fide purchaser and (iii) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

         Every replacement Security is an additional obligation of the Company.

         The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

         SECTION 2.08. OUTSTANDING SECURITIES. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

         If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows or has reason to know are so owned shall be disregarded.

         SECTION 2.09. TEMPORARY SECURITIES. Until Definitive Securities and Global Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

         SECTION 2.10. CANCELATION. The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancelation and deliver canceled Securities to the Company pursuant to written direction by an Officer of the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

         SECTION 2.11. DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

         The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

         SECTION 2.12. CUSIP NUMBERS. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

         SECTION 2.13.  BOOK-ENTRY PROVISIONS FOR U.S. GLOBAL SECURITY.

         (a) Each U.S. Global Security initially shall (i) be registered in the name of the Depositary for such U.S. Global Security or the nominee of such Depositary and (ii) be delivered to the Trustee as custodian for such Depositary.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any U.S. Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such U.S. Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such U.S. Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

         (b) Transfers of a U.S. Global Security shall be limited to transfers of such U.S. Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a U.S. Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section
2.14. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain U.S. Physical Securities in exchange for their beneficial interests in a U.S. Global Security upon written request in accordance with the Depositary's and the Registrar's procedures. In addition, U.S. Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a U.S. Global Security if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such U.S. Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (ii) the Company executes and delivers to the Trustee and Security Registrar an Officers' Certificate stating that such U.S. Global Security shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary.

         (c) In connection with any transfer of a portion of the beneficial interest in a U.S. Global Security pursuant to subsection (b) of this Section to beneficial owners who are required to hold U.S. Physical Securities, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

         (d) In connection with the transfer of an entire U.S. Global Security to beneficial owners pursuant to subsection (b) of this Section, such U.S. Global Security shall be deemed to be surrendered to the Trustee for cancelation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such U.S. Global Security, an equal aggregate principal amount of U.S. Physical Securities of authorized denominations.

         (e) Any U.S. Physical Security delivered in exchange for an interest in a U.S. Global Security pursuant to subsection (c) or subsection
(d) of this Section shall, except as otherwise provided by paragraph (f) of
Section 2.14, bear the Private Placement Legend.

         (f) The registered holder of a U.S. Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

         SECTION 2.14.  SPECIAL TRANSFER PROVISIONS.

         Unless and until an Initial Security is transferred or exchanged under an effective registration statement under the Securities Act, the following provisions shall apply:

         (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to any IAI which is not a QIB (excluding Non-U.S. Persons) that is consistent with the Private Placement
Legend:

         (i) The Registrar shall register the transfer of such Initial Security if (x) the requested transfer is after the date that is two years after the later of the Issue Date and the last date on which the Company or any of its Affiliates was the owner of such Initial Security (such later date, the "Resale Restriction Termination Date") or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form set forth in Exhibit C.

        (ii) If the proposed transferee is an Agent Member, and the Initial Security to be transferred consists of U.S. Physical Securities or an interest in the QIB Global Security, upon receipt by the Registrar of
    (x) the document, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the IAI Global Security in an amount equal to (x) the principal amount of the U.S. Physical Securities to be transferred, and the Trustee shall cancel the U.S. Physical Security so transferred or (y) the amount of the beneficial interest in the QIB Global Security to be so transferred (in which case the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the QIB Global Security).

       (iii) If the proposed transferee is entitled to receive a U.S. Physical Security as provided in Section 2.13 and the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global

    Security, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such U.S. Global Security in an amount equal to the principal amount of the beneficial interest in such U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

        (iv) If the Initial Security to be transferred consists of U.S. Physical Securities and the proposed transferee is entitled to receive a U.S. Physical Security as provided in Section 2.13, upon receipt by the Registrar of the document, if any, required by paragraph (i), the Registrar shall register such transfer and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

         (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to a QIB (excluding Non-U.S. Persons):

         (i) If the Security to be transferred consists of U.S. Physical Securities, Temporary Offshore Physical Securities, Permanent Offshore Physical Securities or an interest in the IAI Global Security, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has provided the Registrar with a certificate substantially in the form set forth in Exhibit F hereto.

        (ii) If the proposed transferee is an Agent Member, and the Initial Security to be transferred consists of U.S. Physical Securities, Temporary Offshore Physical Securities, Permanent Offshore Physical Securities or an interest in the IAI Global Security, upon receipt by the Registrar of
    (x) the document, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Security in an amount equal to (x) the principal amount of the U.S. Physical Securities, Temporary Offshore Physical Securities or Permanent Offshore Physical Securities, as the case may be, to be transferred, and the Trustee shall cancel the Physical Security so transferred or (y) the amount of the beneficial interest in the IAI Global Security to be so transferred (in which case the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the IAI Global Security).

       (iii) If the proposed transferee is entitled to receive a U.S. Physical Security as provided in Section 2.13 and the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Security, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and
    (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such U.S. Global Security in an amount equal to the principal amount of the beneficial interest in such U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

        (iv) If the Initial Security to be transferred consists of U.S. Physical Securities, Temporary Offshore Physical Securities or Permanent Offshore Physical Securities and the proposed transferee is entitled to receive a U.S. Physical Security as provided in Section 2.13, upon receipt by the Registrar of the document, if any, required by paragraph (i), the Registrar shall register such transfer and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

         (c) TRANSFERS BY NON-U.S. PERSONS PRIOR TO September 20, 1997. The following provisions shall apply with respect to registration of any proposed transfer of an Initial Security by a Non-U.S. Person prior to September 20, 1997.

         (i)  The Registrar shall register the transfer of any Initial Security
    (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has provided the Registrar with a certificate substantially in the form set forth in Exhibit G hereto or (y) if the proposed transferee is a QIB and the proposed transferor has provided the Registrar with a certificate substantially in the form set forth in Exhibit F hereto.
    Unless clause (ii) below is applicable, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Temporary Offshore Physical Securities of like tenor and amount.

        (ii) If the proposed transferee is an Agent Member in connection with a proposed transfer of an Initial Security to a QIB, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i) and
    (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Security in an amount equal to the principal amount of the Temporary Offshore Physical Security to be transferred, and the Registrar shall cancel the Temporary Offshore Physical Securities so transferred.

         (d) TRANSFERS BY NON-U.S. PERSONS ON OR AFTER September 20, 1997. The following provisions shall apply with respect to any transfer of an Initial Security by a Non-U.S. Person on or after September 20, 1997:

         (i) (x) If the Initial Security to be transferred is a Permanent Offshore Physical Note, the Registrar shall register such transfer, (y) if the Initial Security to be transferred is a Temporary Offshore Physical Note, upon receipt of a certificate substantially in the form set forth in Exhibit E from the proposed transferor, the Registrar shall register such transfer and (z) in the case of either clause (x) or (y), unless clause (ii) below is applicable, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Securities of like tenor and amount.

        (ii) If the proposed transferee is an Agent Member in connection with a proposed transfer of an Initial Security to a QIB, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Security in an amount equal to the principal amount of the Temporary Offshore Physical Security or of the Permanent Offshore Physical Security to be transferred, and the Trustee shall cancel the Physical Security so transferred.

         (e) TRANSFERS TO NON-U.S. PERSONS AT ANY TIME. The following provisions shall apply with respect to any transfer of an Initial Security to a Non-U.S. Person:

         (i) Prior to September 20, 1997, the Registrar shall register any proposed transfer of an Initial Security to a Non-U.S. Person upon receipt of a certificate substantially in the form set forth in Exhibit G from the proposed transferor and the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more Temporary Offshore Physical Securities.

        (ii) On and after September 20, 1997, the Registrar shall register any proposed transfer to any Non-U.S. Person (w) if the Initial Security to be transferred is a Permanent Offshore Physical Security, (x) if the Initial Security to be transferred is a Temporary Offshore Physical Security, upon receipt of a certificate substantially in the form set forth in Exhibit E from the proposed transferor, (y) if the Initial Security to be transferred is a U.S. Physical Security or an interest in a U.S. Global Security, upon receipt of a certificate substantially in the form set forth in Exhibit E from the proposed transferor and (z) in the case of either clause (w), (x) or (y), the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Securities of like tenor and amount.

       (iii) If the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Security, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i), and
    (y) instructions in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Securities of like tenor and amount.

         (f) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless either (i) such transfer, exchange or replacement of such Securities occurs after the Resale Restriction Termination Date or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (g) GENERAL. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.13 or this Section
2.14. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

         Interest payable on the Securities shall be computed on the basis of a 360-day year comprised of 30-day months.


                                ARTICLE III

                                REDEMPTION

         SECTION 3.01. NOTICES TO TRUSTEE. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed.

         The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

         SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

         SECTION 3.03. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

         The notice shall identify the Securities to be redeemed and shall state:

         (1) the redemption date;

         (2) the redemption price;

         (3) the name and address of the Paying Agent;

         (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

         (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

         (7) the CUSIP numbers, if any, printed on the Securities being redeemed; and

         (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

         SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice.
Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

         SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancelation.

         SECTION 3.06. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

         SECTION 3.07. OPTIONAL REDEMPTION. (a) Except as set forth in the next two paragraphs, the Securities may not be redeemed prior to August 15, 2000. On and after that date, the Company may redeem the Securities in whole or in part, at any time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after August 15 of the years set forth below:

                                                                     Redemption
Period                                                                 Price
- ------                                                               ----------

2000  . . . . . . . . . . . . . . . . . . . . . . . . . . .          105.875%
2001  . . . . . . . . . . . . . . . . . . . . . . . . . . .          103.917%
2002  . . . . . . . . . . . . . . . . . . . . . . . . . . .          101.958%
2003 and thereafter . . . . . . . . . . . . . . . . . . . .          100.000%



         (b) Notwithstanding the foregoing, at any time and from time to time on or prior to August 15, 1998, the Company may redeem in the aggregate up to 33-1/3% of the original aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount thereof) of 111.75% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption); PROVIDED, HOWEVER, that at least 66-2/3% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

         (c) Notwithstanding paragraphs (a) and (b) above, the Company shall not redeem the Original Securities unless, substantially concurrently with such redemption, the Company redeems an aggregate principal amount of Securities (rounded to the nearest integral multiple of $1,000) equal to the product of: (1) a fraction, the numerator of which is the aggregate principal amount of Original Securities to be so redeemed and the denominator of which is the aggregate principal amount of Original Securities outstanding immediately prior to such proposed redemption, and (2) the aggregate principal amount of Securities outstanding immediately prior to such proposed redemption. The Company shall not redeem the Securities unless, substantially concurrently with such redemption, the Company redeems an aggregate principal amount of Original Securities (rounded to the nearest integral multiple of $1,000) equal to the product of: (1) a fraction, the numerator of which is the aggregate principal amount of Securities to be so redeemed and the denominator of which is the aggregate principal amount of Securities outstanding immediately prior to such proposed redemption, and (2) the aggregate principal amount of Original Securities outstanding immediately prior to such proposed redemption.


                                ARTICLE IV

                                COVENANTS

         SECTION 4.01. PAYMENT OF SECURITIES. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this

Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

         The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         SECTION 4.02. SEC REPORTS. The Company shall file with the Trustee and provide Securityholders, within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall, to the extent permitted by applicable law, continue to file with the SEC and shall provide the Trustee and Securityholders with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA
Section  314(a).

         Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein.

         SECTION 4.03. LIMITATION ON INDEBTEDNESS. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; PROVIDED, HOWEVER, that the Company may Incur indebtedness if on the date of the Incurrence of such Indebtedness the Consolidated Coverage Ratio exceeds 2.25:1.00.

         (b) Notwithstanding Section 4.03(a), the Company and its Restricted Subsidiaries may incur the following Indebtedness:

         (i) Indebtedness of the Company Incurred pursuant to the Term Loan Facility (as the same may be amended from time to time, without increasing the committed amount outstanding, except as otherwise permitted by this
    Section 4.03) less the amount of any repayments of principal made since the Original Issue Date, including any repayments made with the proceeds from the offering of the Securities;

        (ii) Indebtedness of the Company Incurred pursuant to the Revolving Facility (as the same may be amended from time to time, without increasing the committed amount outstanding, except as otherwise permitted by this
    Section 4.03) or under other agreements in an amount not to exceed the greater of (A) amounts available under the Revolving Facility and
    (B) amounts available under any other senior secured facility providing for revolving loans to the Company, PROVIDED that the maximum aggregate principal amount available under such other revolving facility shall not exceed the Borrowing Base at the time such Indebtedness is Incurred;

       (iii) Indebtedness (A) of the Company owing to and held by any Wholly Owned Subsidiary or (B) of any Restricted Subsidiary owing to and held by the Company or any other Wholly Owned Subsidiary; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (other than to the Company or another Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

        (iv) Indebtedness represented by the Original Securities and the Securities;

         (v) any Indebtedness outstanding on the date of the Original Indenture (other than Indebtedness described in clauses (i), (ii)(A), (iv) or (xi) of this Section 4.03(b)) and Indebtedness Incurred under

    Section 4.03(a) of the Original Indenture prior to the Issue Date;

        (vi) any Refinancing Indebtedness Incurred in respect of any Indebtedness Incurred pursuant to clause (i), (ii), (iii), (iv) or (v) above, this clause (vi) or Section 4.03(a);

       (vii) (A) Indebtedness in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company and the Restricted Subsidiaries to their customers in the ordinary course of their business, and (B) Hedging Obligations consisting of Interest Rate Agreements with respect to Indebtedness permitted to be Incurred pursuant to this Indenture; PROVIDED, HOWEVER, that such Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in interest rates or by reason of fees, indemnities and compensation payable thereunder;

      (viii) Purchase Money Indebtedness and Capital Lease Obligations which do not exceed $10 million at any time outstanding;

        (ix) Indebtedness represented by the Subsidiary Guarantees and Guarantees of Indebtedness Incurred pursuant to clause (i), (ii) or (iv) above;

         (x) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(a) or any other clause of this Section 4.03(b)) in an aggregate principal amount which, when added to (A) all other Indebtedness Incurred pursuant to this clause (x) and then outstanding and
    (B) all other Indebtedness Incurred pursuant to Section 4.03(b)(x) of the Original Indenture and then outstanding, shall not exceed $10 million at any time outstanding; and

        (xi) Indebtedness pursuant to the Leasing Support Agreement.

         (c) Notwithstanding the foregoing, the Company shall not Incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such

Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations. The Company shall not Incur any Indebtedness pursuant to Section 4.03(a) or 4.03(b) if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. In addition, the Company shall not Incur any Secured Indebtedness which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Securities) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

         (d) For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.03, (1) Indebtedness Incurred pursuant to the Term Loan Facility prior to or on the date of this Indenture shall be treated as Incurred pursuant to Section 4.03(b)(i), (2) Indebtedness Incurred pursuant to the Revolving Facility shall be treated as Incurred pursuant to Section 4.03(b)(ii), (3) Indebtedness permitted by this Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section permitting such Indebtedness and (4) in the event that Indebtedness or any portion thereof meets the criteria of more than one of the types of Indebtedness described in this Section, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

         SECTION 4.04. LIMITATION ON RESTRICTED PAYMENTS. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment, if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

         (1) a Default shall have occurred and be continuing (or would result therefrom);

         (2) the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

              (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Original Issue Date would exceed the sum of:

                   (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from July 1, 1995 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                   (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Original Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent the purchase by such plan or trust is financed by Indebtedness of such plan or trust and for which the Company is liable as Guarantor or otherwise);

                   (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Original Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property distributed by the Company upon such conversion or exchange); and

                   (D) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted

         Subsidiaries, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was treated as a Restricted Payment.

              (b)  The provisions of Section 4.04(a) shall not prohibit:

              (i) any purchase or redemption of Capital Stock of the Company or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or similar trust established by the Company or any of the Subsidiaries); PROVIDED, HOWEVER, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) both (x) the Net Cash Proceeds from such sale and (y) any Net Cash Proceeds (as defined in the Original Indenture) excluded from the calculation of amounts under Section 4.04(a)(3)(B) of the Original Indenture pursuant to clause
    (B) of the proviso to Section 4.04(b)(i) of the Original Indenture prior to the Issue Date shall be excluded from the calculation of amounts under
    Section 4.04(a)(3)(B);

              (ii) any purchase or redemption of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to Section 4.03; PROVIDED, HOWEVER, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

              (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06; PROVIDED, HOWEVER, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

              (iv) the repurchase of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such persons purchase or sell or are granted the option to purchase or sell, shares of such common stock; PROVIDED, HOWEVER, that the aggregate amount of such repurchases shall not exceed $1 million; PROVIDED FURTHER, HOWEVER, that such repurchases shall be included in the calculation of the amount of Restricted Payments; or

              (v) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 4.04(a); PROVIDED, HOWEVER, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); PROVIDED FURTHER, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments.

              SECTION 4.05. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM SUBSIDIARIES. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

              (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Original Issue Date;

              (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such

    Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

              (3) any encumbrance or restriction pursuant to an agreement effecting the Incurrence of Refinancing Indebtedness pursuant to an agreement referred to in clause (1) or (2) of this Section or this clause
    (3) or contained in any amendment to an agreement referred to in clause (1) or (2) of this Section or this clause (3); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such Refinancing Indebtedness agreement or amendment are no less favorable to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements;

              (4) in the case of clause (iii), any encumbrance or restriction
    (A) that restricts in a customary manner the subletting, assignment, or transfer of any property or asset that is subject to a lease, license or similar contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) contained in security agreements or mortgages not otherwise prohibited by this Indenture securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

              (5) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

              SECTION 4.06. LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition, (ii) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) FIRST, to the extent the Company elects (or is required by the terms of any Senior Indebtedness or Indebtedness (other than Preferred Stock) of a Wholly Owned Subsidiary), to prepay, repay or purchase Senior Indebtedness or such Indebtedness (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 180 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) SECOND, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within one year from the later of such Asset Disposition or the receipt of such Net Available Cash; (C) THIRD, to offer to purchase the Original Notes to the extent required by the Original Indenture, (D) FOURTH, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A),
(B) and (C) exceeds $5 million, to make an Offer to purchase Securities pursuant to and subject to the conditions of Section 4.06(b), and (E) FIFTH to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B), (C) and (D), to (x) acquire Additional Assets (other than Indebtedness and Capital Stock) or (y) prepay, repay or purchase Indebtedness of the Company (other than Indebtedness owed to an Affiliate of the Company and other than Disqualified Stock of the Company) or Indebtedness of any Restricted Subsidiary (other than Indebtedness owed to the Company or an Affiliate of the

Company), in each case described in this clause (E) within one year from the receipt of such Net Available Cash or, if the Company has made an Offer pursuant to clause (C) or (D), six months from the date such Offer is consummated; PROVIDED, HOWEVER, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (C), (D) or (E) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. The Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this Section exceed $5 million. Notwithstanding the foregoing, the Company may make up to $1 million of Asset Dispositions each year which are not subject to the provisions of this Section.

         For the purposes of this Section, the following are deemed to be cash: (x) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

         (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.06(a)(iii)(D), the Company shall be required to purchase Securities tendered pursuant to an offer, commenced prior to the expiration of the one year period referred to in Section 4.06(a)(iii)(B), by the Company for the Securities (the "Offer") at a purchase price of 100% of their principal amount plus accrued interest to the Purchase Date in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.06(c). If the aggregate purchase price of Securities tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities, the Company shall apply the remaining Net Available Cash in accordance with
Section 4.06(a)(iii)(E). The Company shall not be required to make an Offer for Securities pursuant to this Section if the Net Available

Cash available therefor (after application of the proceeds as provided in clauses (A), (B) and (C) of Section 4.06(a)(iii)) is less than $5 million for any particular Asset Disposition (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

         (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes shall enable such Holders to make an informed decision (which at a minimum shall include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports),
(ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and (iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

         (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in Temporary Cash Investments an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancelation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

         (3)  Holders electing to have a Security purchased pursuant to this
Section 4.06 shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

         (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

         (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

         SECTION 4.07. LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into, conduct or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements, or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (2) if such Affiliate Transaction involves an aggregate amount in excess of $1,000,000, (i) are set forth in writing and (ii) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction. In addition, if such Affiliate Transaction involves an amount in excess of $5 million, a fairness opinion must be provided by a nationally recognized investment banking firm.

         (b) The provisions of Section 4.07(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.04; (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements or bonuses (whether or not pursuant to an employment contract), stock options and stock ownership plans approved by the Board of Directors;
(iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors; (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $1 million in the aggregate outstanding at any one time; (v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries; (vi) any Affiliate Transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries; and (vii) any payment pursuant to the Tax Sharing Agreement.

         SECTION 4.08. CHANGE OF CONTROL. (a) Upon a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.08(b). In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section, then prior to the mailing of the notice to Holders provided for in Section 4.08(b) below but in any event within 30 days following any Change of Control, the Company shall: (i) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness due to each lender who has accepted such offer; or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Securities as provided for in Section 4.08(b).

         (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

              (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

              (2) the circumstances and relevant facts and financial information regarding such Change of Control,

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                                                                           64

     including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control;

              (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

              (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

         (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives, not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

         (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Trustee for cancelation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

         (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

         SECTION 4.09. COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, beginning with the fiscal year ending December 31, 1997, an Officers' Certificate one of the signers of which shall be the

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                                                                           65

principal executing officer, principal financial officer or principal accounting officer of the Company, stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

         SECTION 4.10.  FURTHER INSTRUMENTS AND ACTS.   Upon request of the
Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         SECTION 4.11. LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company shall not sell any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Capital Stock except: (i) to the Company or a Wholly Owned Subsidiary; (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary; or (iii) in connection with labor agreements applicable to employees of the issuing Restricted Subsidiary. Notwithstanding the foregoing, the Company is permitted to sell all the Capital Stock of a Subsidiary as long as the Company is in compliance with Section 4.06.

         SECTION 4.12. LIMITATION ON LIENS. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien on any of its property or assets (including Capital Stock), whether owned on the Original Issue Date or thereafter acquired, securing any obligation other than Permitted Liens unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Securities) such obligation for so long as such obligation is so secured.

         SECTION 4.13. LIMITATION ON SALE/LEASEBACK TRANSACTIONS. The Company shall not, and shall not permit

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                                                                           66

any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) the Company or such Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/leaseback Transaction pursuant to Section 4.03 and (B) create a Lien on such property securing such Attributable Debt without securing the Securities equally and ratably or on a senior basis, as applicable, pursuant to Section 4.12, (ii) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property and (iii) the transfer of such property is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.06.

         SECTION 4.14. LIMITATION ON LINES OF BUSINESS. The Company and its Restricted Subsidiaries shall not engage in any material respect in any business, other than those businesses in which the Company is engaged on the date of the Original Indenture or any Related Business. Notwithstanding the foregoing, the Company may acquire and operate any business which is primarily engaged in a Related Business at the time of acquisition.

         SECTION 4.15. FUTURE GUARANTOR SUBSIDIARIES. After the date of this Indenture, the Company shall cause each Restricted Subsidiary which Incurs Indebtedness, including each Restricted Subsidiary which is a guarantor of Indebtedness Incurred pursuant to Section 4.03(b)(i) or 4.03(b)(ii), to execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto, pursuant to which such Restricted Subsidiary shall Guarantee payment of the Securities, as provided in Section 11.06.


                              ARTICLE V

                           SUCCESSOR COMPANY

         SECTION 5.01. WHEN COMPANY MAY MERGE OR TRANSFER ASSETS. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

              (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized

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                                                                           67

         and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

              (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

              (iii) immediately after giving effect to such transaction, the Successor Company would be able to incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);

              (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

              (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

         The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Securities.

         Notwithstanding the foregoing clauses (ii), (iii) and (iv), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or a Wholly Owned Subsidiary.

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                                                                           68

                                ARTICLE VI

                           DEFAULTS AND REMEDIES

              SECTION 6.01. EVENTS OF DEFAULT. An "Event of Default" occurs if:

              (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article X and such default continues for a period of 30 days;

              (2) the Company (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration or otherwise, whether or not such payment shall be prohibited by Article X, or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities, whether or not such redemption or purchase shall be prohibited by Article X;

              (3) the Company fails to comply with Section 5.01;

              (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13, 4.14 or 4.15 (other than a failure to purchase Securities when required under Section 4.06 or 4.08) and such failure continues for 30 days after the notice specified below;

              (5) the Company or any Guarantor Subsidiary fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

              (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million or its foreign currency equivalent at the time and such failure continues for 10 days after the notice specified below;

              (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                   (A) commences a voluntary case;

                   (B) consents to the entry of an order for relief against it in an involuntary case;

                   (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                   (D) makes a general assignment for the benefit of its creditors;

    or takes any comparable action under any foreign laws relating to insolvency;

              (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                   (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

                   (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

                   (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

    or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

              (9) any judgment or decree for the payment of money in excess of $10 million or its foreign currency equivalent at the time is entered against the Company or any Significant Subsidiary and there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or stayed within 10 days after the notice specified below; or

              (10) any Subsidiary Guaranty shall cease to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor Subsidiary shall deny or disaffirm its obligations under this Indenture or any Subsidiary Guaranty and such Default continues for 10 days.

         The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         The term "Bankruptcy Law" means Title 11, UNITED STATES CODE, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         A Default under clause (4), (5), (6) or (9) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (3), (6) or (7), and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5), (8), (9) or (10), its status and what action the Company is taking or proposes to take with respect thereto.

         SECTION 6.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or 6.01(8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or 6.01(8) with respect to the

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                                                                           71

Company occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         SECTION 6.04. WAIVER OF PAST DEFAULTS. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default, in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

         SECTION 6.05. CONTROL BY MAJORITY. The Holders of a majority in principal amount outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to

Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

         SECTION 6.06. LIMITATION ON SUITS. Security-holder may not pursue any remedy respect to this Indenture or the Securities unless:

              (1) such Holder gives to the Trustee written notice stating that an Event of Default is continuing;

              (2) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

              (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

              (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

              (5) the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60 day period.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

         SECTION 6.07.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.01(1) or 6.01(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

         SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.   The Trustee may
file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

         SECTION 6.10. PRIORITIES. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

              FIRST:  to the Trustee for amounts due under Section 7.07;

              SECOND: to holders of Senior Indebtedness to the extent required by Article X;

              THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

              FOURTH:  to the Company.

         The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

         SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to
Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

         SECTION 6.12. WAIVER OF STAY OR EXTENSION LAWS. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of every such power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                ARTICLE VII

                                  TRUSTEE

         SECTION 7.01. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b)  Except during the continuance of an Event of Default:

              (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

              (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

              (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure, to act or its own wilful misconduct, except that:

              (1) this paragraph does not limit the effect of paragraph (b) of this Section;

              (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) The Trustee shall not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Company.

         (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

         SECTION 7.02. RIGHTS OF TRUSTEE. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute wilful misconduct or negligence.

         (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

         SECTION 7.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of, premium (if any) or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

         SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such date that complies with TIA Section 323(a). The Trustee also shall comply with TIA Section 313(b).

         A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

         SECTION 7.07. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify each of the Trustee and any predecessor Trustees against any and all loss, liability, damage, claim or expense (including attorneys' fees and expenses), including taxes (other than taxes based on the income of the Trustee), incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

         To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to play principal of and interest on particular Securities.

         The Company's payment obligations pursuant, to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or 6.01(8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

         SECTION 7.08. REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

              (1) the Trustee fails to comply with Section 7.10;

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                                                                           79

              (2) the Trustee is adjudged bankrupt or insolvent;

              (3) a receiver or other public officer takes charge of the Trustee or its property; or

              (4) the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust busi-

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                                                                           80

ness or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and make available for delivery such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

         SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

         SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                ARTICLE VIII

                      DISCHARGE OF INDENTURE; DEFEASANCE

         SECTION 8.01. DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE. (a) When (i) the Company delivers

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                                                                           81

to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

         (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and
4.15 and the operation of Sections 6.01(4), 6.01(6), 6.01(7) (but only with respect to Significant Subsidiary), 6.01(8) (but only with respect to a Significant Subsidiary) and 6.01(9) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

         If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.03(4), 6.01(6), 6.01(7) (but only with respect to a Significant Subsidiary), 6.01(8) (but only with respect to a Significant Subsidiary) or 6.01(9) or because of the failure of the Company to comply with clause (iii) or (iv) of Section 5.01.

         Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

         (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05
and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

         SECTION 8.02. CONDITIONS TO DEFEASANCE. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

              (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

              (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

              (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

              (4) the deposit does not constitute a default under any other agreement binding on the Company;

              (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

              (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

              (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

              (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this
    Article VIII have been complied with.

         Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

         SECTION 8.03. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.
 Money and Securities so held in trust are not subject to Article X.

         SECTION 8.04. REPAYMENT TO COMPANY. The Trustee and the Paying Agent shall promptly turn over to the Company upon written request any excess money or securities held by them at any time.

         Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

         SECTION 8.05. INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Company shall pay and indemnify the Trustee against any tax, fee imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

         SECTION 8.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; PROVIDED, HOWEVER, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

         SECTION 8.07. CONCURRENT DEFEASANCE OF SECURITIES AND ORIGINAL SECURITIES. The Company shall not exercise either of the defeasance options described in this Article with respect to the Securities unless it defeases the Original Securities equivalently and substantially simultaneously. Similarly, the Company shall not defease the Original Securities unless it defeases the Securities equivalently and substantially simultaneously.

                              ARTICLE IX

                              AMENDMENTS

         SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Company, the Guarantor Subsidiaries and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

              (1) to cure any ambiguity, omission, defect or inconsistency;

              (2) to comply with Article V;

              (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; PROVIDED, HOWEVER, that the uncertificated Securities are issued in registered form for purposes of
    Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

              (4) to make any change in Article X that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Article X;

              (5) to add Guarantees with respect to the Secur-ities or to secure the Securities;

              (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

              (7) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA; or

              (8) to make any change that does not adversely affect the rights of any Securityholder.

         An amendment under this Section may not make any change that adversely affects the rights under Article X of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

                                                                          86
        After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect, therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 9.02. WITH CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities) and any past default or compliance with any provisions may also be waived with such a consent of the Holders of a majority in principal amount of the Securities then outstanding. However, without the consent of each Securityholder affected, an amendment may not:

              (1) reduce the amount of Securities whose Holders must consent to an amendment;

              (2) reduce the rate of or extend the time for payment of interest on any Security;

              (3) reduce the principal of or extend the Stated Maturity of any Security;

              (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed in accordance with Article III;

              (5) make any Security payable in money other than that stated in the Security; or

              (6) make any change in Article X that adversely affects the rights of any Securityholder under Article X;

              (7) modify or affect in any manner adverse to the Holders the terms and conditions of the obligation of any Guarantor Subsidiary for the due and punctual payment of the principal of or any liquidated damages or interest on Securities; or

              (8) make any change in Section 6.04 or 6.07 or the second sentence of this Section.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.

         An amendment under this Section may not make any change that adversely affects the rights under Article X of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

         After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment.
The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

         SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subse-quent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Security-holder.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

         SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

         SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

         SECTION 9.07. PAYMENT FOR CONSENT. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                              ARTICLE X

                            SUBORDINATION

         SECTION 10.01. AGREEMENT TO SUBORDINATE. The Company and each Guarantor Subsidiary agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment of all existing and future Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Securities shall in all respects rank PARI PASSU with all existing and future Senior Subordinated Indebtedness of the Company (including the Original Securities), the Subsidiary Guarantees shall in all respects rank PARI PASSU with all existing and future Senior Subordinated Indebtedness of the Guarantor Subsidiaries and only Indebtedness of the Company and the Guarantor Subsidiaries which is Senior Indebtedness shall rank senior to the Securities and Subsidiary Guarantees in accordance with the provisions set forth herein. All provisions of this Article X shall be subject to Section 10.12. All guarantees by each Guarantor Subsidiary of Senior Indebtedness of the Company shall be deemed Senior Indebtedness of each such Guarantor Subsidiary.

         SECTION 10.02. LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any payment or distribution of the assets of the Company or any Guarantor Subsidiary to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or any Guarantor Subsidiary and their respective properties:

             (1) holders of Senior Indebtedness shall be entitled to receive payment in full of the Senior Indebtedness before securityholders shall be entitled to receive any payment of principal of or interest on the Securities; and

             (2) until the Senior Indebtedness is paid in full, any distribution to which Securityholders would be entitled but for this
    Article X shall be made to holders of Senior Indebtedness as their interests may appear, except that Securityholders may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the Securities.

         SECTION 10.03.  DEFAULT ON SENIOR INDEBTEDNESS.   Neither the
Company nor any Guarantor Subsidiary may pay the principal of, premium (if any) or interest on the Securities or make any deposit pursuant to Section
8.01 and may not repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (i) any Senior Indebtedness is not paid when due or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full; PROVIDED, HOWEVER, that the Company or any Guarantor Subsidiary may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, neither the Company nor any Guarantor Subsidiary may pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice (a "Blockage Notice") of such default from the Represen-tative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of such Designated Senior Indebtedness or
(iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Securities after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; PROVIDED, HOWEVER, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness (other than the Bank Indebtedness), the Representative of the Bank Indebtedness may give another Blockage Notice within such period; PROVIDED FURTHER, HOWEVER, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event, of default shall have been cured or waived for a period of not less than 90 consecutive days.

         SECTION 10.04. ACCELERATION OF PAYMENT OF SECURITIES. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representative) of the acceleration. If any Designated Senior Indebtedness is outstanding, neither the Company nor any Guarantor Subsidiary may pay the Securities until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if this
Article X otherwise permits payments at that time.

         SECTION 10.05. WHEN PAYMENT OR DISTRIBUTION MUST BE PAID OVER. If a payment or distribution is made to Securityholders that because of this
Article X should not have been made to them, the Securityholders who receive the payment or distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

         SECTION 10.06. SUBROGATION. After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article X to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Indebtedness, or, as between any Guarantor Subsidiary and the Securityholders, a payment by such Guarantor Subsidiary on Senior Indebtedness.

         SECTION 10.07. RELATIVE RIGHTS. This Article X defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

             (1) impair, as between the Company or any Guarantor Subsidiary, as the case may be, and Securityholders, the obligation of the Company or any Guarantor Subsidiary, as the case may be, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

              (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Security-holders.

         SECTION 10.08. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY OR ANY GUARANTOR SUBSIDIARY. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Guarantor Subsidiary by the failure of any of them to comply with this Indenture.

         SECTION 10.09. RIGHTS OF TRUSTEE AND PAYING AGENT. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Failure to give such notice shall not affect the subordination of the Securities to Senior Indebtedness. Notwithstanding
Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article X. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; PROVIDED, HOWEVER, that, if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice.

         The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and coregistrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article X with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

         SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

         SECTION 10.11. ARTICLE X NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE. The failure to make a payment pursuant to the Securities by reason of any provision in this
Article X shall not be construed as preventing the occurrence of a Default. Nothing in this Article X shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

         SECTION 10.12.  TRUST MONEYS NOT SUBORDINATED.   Notwithstanding
anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article X, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

         SECTION 10.13. TRUSTEE ENTITLED TO RELY. Upon any payment or distribution pursuant to this Article X, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in
Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company or any Guarantor Subsidiary, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article X, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections
7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

         SECTION 10.14. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.

         SECTION 10.15. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article X or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article X and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

         SECTION 10.16. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                             ARTICLE XI

                       SUBSIDIARY GUARANTEES

         SECTION 11.01. SUBSIDIARY GUARANTEES. Each Guarantor Subsidiary hereby jointly and severally unconditionally and irrevocably guarantees on an unsecured senior subordinated basis to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Guarantor Subsidiary further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor Subsidiary, and that each such Guarantor Subsidiary shall remain bound under this Article XI notwithstanding any extension or renewal of any Obligation.

         Each Guarantor Subsidiary waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Guarantor Subsidiary waives notice of any default under the Securities or the Obligations. The obligations of each Guarantor Subsidiary hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Guarantor Subsidiary, except as provided in Section 11.02(b).

         Each Guarantor Subsidiary further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the obligations.

         The Subsidiary Guaranty of each Guarantor Subsidiary is, to the extent and in the manner set forth in Article X, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of such Guarantor Subsidiary and this Subsidiary Guaranty is made subject to such provisions of this Indenture.

         The obligations of each Guarantor Subsidiary hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor Subsidiary herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor Subsidiary or would otherwise operate as a discharge of any Guarantor Subsidiary as a matter of law or equity.

         Each Guarantor Subsidiary further agrees that its Subsidiary Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Holder or the

Trustee has at law or in equity against any Guarantor Subsidiary by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor Subsidiary hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of
(i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

         Each Guarantor Subsidiary agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. Each Guarantor Subsidiary further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of any Subsidiary's Subsidiary Guaranty herein, notwithstand-ing any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in
Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor Subsidiary for the purposes of this Section.

         Each Guarantor Subsidiary also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

         SECTION 11.02. LIMITATION ON LIABILITY. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations guaranteed hereunder by any Guarantor Subsidiary shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to any Guarantor Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

         (b) This Subsidiary Guaranty as to any Guarantor Subsidiary shall terminate and be of no further force or effect upon the sale or other transfer (i) by such Guarantor Subsidiary of all or substantially all of its assets or (ii) by the Company of all of its stock or other equity interests in such Guarantor Subsidiary, to a Person that is not an Affiliate of the Company; PROVIDED, HOWEVER, that such sale or transfer shall be deemed to constitute an Asset Disposition and the Company shall comply with its obligations under Section 4.06.

         SECTION 11.03. SUCCESSORS AND ASSIGNS. Article XI shall be binding upon each Guarantor Subsidiary and its successors and assigns and shall enure to the benefit of the successors and of Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

         SECTION 11.04. NO WAIVER. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

         SECTION 11.05. MODIFICATION. No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by any Guarantor Subsidiary therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor Subsidiary in any case shall entitle such Guarantor Subsidiary to any other or further notice or demand in the same, similar or other circumstances.

         SECTION 11.06. EXECUTION OF SUPPLEMENTAL INDEN-TURE FOR FUTURE GUARANTOR SUBSIDIARIES. Each Subsidiary which is required to become a Guarantor Subsidiary pursuant to Section 4.15 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Guarantor Subsidiary under this Article XI and shall guarantee the Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principals of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guaranty of such Guarantor Subsidiary is a legal, valid and binding obligation of such Guarantor Subsidiary, enforceable against such Guarantor Subsidiary in accordance with its terms.

                               ARTICLE XII

                              MISCELLANEOUS

         SECTION 12.01. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provi-sion shall control.

         SECTION 12.02. NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

            if to the Company or any Guarantor Subsidiary:

                  Johnstown America Industries, Inc.
                980 North Michigan Avenue, Suite 1000
                      Chicago, Illinois 60611
                Attention of:  Chief Financial Officer
                           if to the Trustee:

                          The Bank of New York
                    101 Barclay Street, Floor 21 West
                        New York, New York l0286
                   Attention of Corporate Trust Trustee
                              Administration

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 12.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

             (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

             (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

             (1) a statement that the individual making such certificate or opinion has read such covenant, or condition;

              (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (3) a statement that, in the opinion of such individual, he had made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

         SECTION 12.06. WHEN SECURITIES DISREGARDED. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

         SECTION 12.07. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

         SECTION 12.08. LEGAL HOLIDAYS. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institu-tions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

         SECTION 12.09. GOVERNING LAW. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         SECTION 12.10. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

         SECTION 12.11. SUCCESSORS. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 12.12. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         SECTION 12.13. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                         JOHNSTOWN AMERICA INDUSTRIES, INC.,

                                            by /s/ Thomas M. Begel
                                               ------------------------------
                                               Name:  Thomas M. Begel
                                               Title: Chairman, Chief
                                                      Executive Officer
                                                       and President


                                         JOHNSTOWN AMERICA CORPORATION,

                                             by /s/ Kenneth M. Tallering
                                                -----------------------------
                                                Name:  Kenneth M. Tallering
                                                Title: Secretary and Assistant
                                                       Treasurer


                                        BOSTROM SEATING, INC.,

                                             by /s/ Kenneth M. Tallering
                                                -----------------------------
                                                Name:  Kenneth M. Tallering
                                                Title: Secretary and Assistant
                                                       Treasurer

                                        BOSTROM HOLDINGS, INC.,

                                             by /s/ Kenneth M. Tallering
                                                -----------------------------
                                                Name:  Kenneth M. Tallering
                                                Title: Vice President, Secretary
                                                       and Assistant Treasurer


                                        FREIGHT CAR SERVICES, INC.,

                                             by /s/ Kenneth M. Tallering
                                                -----------------------------
                                                Name:  Kenneth M. Tallering
                                                Title: Secretary and Assistant
                                                       Treasurer

                                         JAC PATENT CORPORATION,

                                             by /s/ Kenneth M. Tallering
                                                -----------------------------
                                                Name:  Kenneth M. Tallering
                                                Title: Secretary and Assistant
                                                       Treasurer


                                        TRUCK COMPONENTS, INC.,

                                             by /s/ Kenneth M. Tallering
                                                -----------------------------
                                                Name:  Kenneth M. Tallering
                                                Title: Secretary


                                        GUNITE CORPORATION,

                                             by /s/ Kenneth M. Tallering
                                                -----------------------------
                                                Name:  Kenneth M. Tallering
                                                Title: Secretary


                                        BRILLION IRON WORKS, INC.,

                                             by /s/ Kenneth M. Tallering
                                                -----------------------------
                                                Name:  Kenneth M. Tallering
                                                Title: Secretary


                                        FABCO AUTOMOTIVE CORPORATION,

                                             by /s/ Kenneth M. Tallering
                                                -----------------------------
                                                Name:  Kenneth M. Tallering
                                                Title: Secretary

                                        JAII MANAGEMENT COMPANY

                                             by /s/ Kenneth M. Tallering
                                                -----------------------------
                                                Name:  Kenneth M. Tallering
                                                Title: Vice President and
                                                       Secretary


                                        THE BANK OF NEW YORK,
                                          as Trustee

                                             by /s/ Mary LaGumina
                                                -----------------------------
                                                Name:  Mary LaGumina
                                                Title: Assistant Vice President

                                                                      EXHIBIT A


                             [FORM OF FACE OF SECURITY]

                         JOHNSTOWN AMERICA INDUSTRIES, INC.

                     11 3/4% Senior Subordinated Note Due, 2005

No.                                                       CUSIP No. 479477-AA-9

Johnstown America industries, Inc., a Delaware corporation, promises to pay
to            , or registered assigns, the principal sum of            Dollars
on August 15, 2005.

     Interest Payment Dates: February 15 and August 25, commencing February 15, 1996.

     Record Dates: February 1 and August 1, commencing February 1, 1996 (whether or not a business day).

     Additional provisions of this Security are set forth on the other side of this Security.

                                  JOHNSTOWN AMERICA INDUSTRIES, INC.,

                                      by
                                          _______________________
                                          Chief Executive Officer

                                          _______________________
                                                 Secretary

Dated: August 23, 1995

TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION

THE BANK OF NEW YORK,

          as Trustee, certifies
[Seal]    that this is one of
          the Securities referred
          to in the Indenture.

  by

          ______________________________
               Authorized Signatory

                               FORM OF REVERSE SIDE OF SECURITY


                          11 3/4% Senior Subordinated Note Due 2005


1.  INTEREST

     Johnstown America Industries., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on February 15 and August 15 of each year.
Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 23, 1995. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  METHOD OF PAYMENT

     The Company will pay Interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.  PAYING AGENT AND REQISTRAR

     Initially, The Bank of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The

Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or coregistrar.

4.  INDENTURE

     The Company issued the Securities under an Indenture dated as of August 23, 1995 ("Indenture"), among the Company, Johnstown America Corporaticn, JTN Acquisition Corp., Bostrom Seating, Inc., Bostrom Distribution Center, Inc., Freight Car Services, Inc., JAC Patent Corporation, Truck Components, Inc., Gunite Corporation, Brillion Iron Works Inc., and Fabco Automotive
Corporation (collectively, the "Guarantor Subsidiaries"); and the Trustee.
The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939
(15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture
(the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statements of those terms.

     The Securities are general unsecured obligations of the Company limited to $100,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and certain of its Subsidiaries, the existence of liens, the payment of dividends on, and redemption of, the Capital Stock of the Company and its Subsidiaries and the redemption of certain subordinated obligations of the Company and its subsidiaries, restricted payments, the sale or transfer of assets and Subsidiary stock, the issuance or sale of Capital Stock of Restricted Subsidiaries, sale and leaseback transactions, the business activities and investments of the Company and certain of its Subsidiaries; consolidations, mergers and transfers of all or substantially all the Company's assets, and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and certain of its Subsidiaries to restrict distributions and dividends from Subsidiaries.

     To secure the due and punctual payment of the principal and liquidated damages and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantlor Subsidiaries have unconditionally guaranteed the Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.  OPTIONAL REDEMPTION

     Except as set forth in the next paragraph, the Securities may not be redeemed prior to August 15, 2000. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the 12-month period commencing on August 15 of the years set forth below:

                        PERIOD                   PERCENTAGES

                        2000                     105.875%
                        2001                     103.917%
                        2002                     101.958%
                        2003 and thereafter      100.000%

     In addition, at any time prior to August 15, 1998, the Company may redeem up to 33 1/3% of the original aggregate principal amount of Securities with the proceeds of a Public Equity Offering following which there is a Public Market, at any time or from time to time, at a redemption price (expressed as a percentage of principal amount) of 111.75% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date); PROVIDED, HOWEVER, that at least 66 2/3% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

6.  NOTICE OF REDEMPTION

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.

If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  PUT PROVISIONS

     Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.  SUBORDINATION

     The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company and each Guarantor Subsidiary agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.  DENOMINATIONS; TRANSFER; EXCHANGE

     The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10. PERSONS DEEMED OWNERS

     The registered Holder of this Security may be treated as the owner of it for all purposes.

11. UNCLAIMED MONGY

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. DISCHARAE AND DEFEASANCE

     Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13. AMENDMENT, WAIVER

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantor Subsidiaries and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Securityholder.

14. DEFAULTS AND REMEDIES

     Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default, in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time;
(iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10,000,000; (v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $10,000,000; and (vii) certain failures of a Subsidiary Guaranty to remain in full force and effect and certain denials or disaffirmations of obligations under the Indenture of a Subsidiary Guaranty by a Guarantor Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

     Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15. TRUSTEE DEALINGS WITH THE COMPANY

     Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. NO RECOURSE AGAINST OTHERS

     A director, officer, employee or stockholder, as such, of the Company, any Guarantor Subsidiary or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any cl.aim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. GOVERNING LAW.

     The Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

18. AUTHENTICATION

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19. ABBREVIATIONS

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uni-forni Gift to Minors
Act).

20. CUSIP NUMBERS

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                                  Johnstown America Industries, Inc.
                                  980 North Michigan Avenue, Suite, 1000
                                  Chicago, Illinois 60611

                                  Attention: Secretary

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                             agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.

____________________________________________________________________________

Date: ______________ Your Signature: _______________________


____________________________________________________________________________


Sign exactly as your name appears on the other side of this Security.

Signature Guarantee: ______________________________________

                           OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture. check the box:

                                  /  /

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:

$

Date: _________________Your Signature:____________________________________
                                      (Sign exactly as your name appears
                                      on the other side of the Security)


Signature Guarantee:________________________________________